Exhibit 10.4

THE FINISH LINE, INC.

AWARD AGREEMENT

Pursuant to the

2002 STOCK INCENTIVE PLAN

OF THE FINISH LINE, INC.

(As Amended and Restated July 21, 2005)

This Award Agreement (this “Agreement”) is made and entered into as of the date last below written, by and between The Finish Line, Inc., an Indiana corporation (the “Company”), and the person named below as Grantee (“Grantee”).

WHEREAS, Grantee is a non-employee director of the Company and/or one or more of its affiliates; and

WHEREAS, pursuant to the 2002 Stock Incentive Plan of The Finish Line, Inc. (As Amended and Restated July 21, 2005), as it may be further amended and/or restated (the “2002 Plan”), the committee of the Board of Directors of the Company administering the 2002 Plan (the “Committee”) may from time to time approve the grant to Grantee of an Award (as defined below).

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1. Grant of Award; Certain Terms and Conditions. The Company may from time to time grant to Grantee an Award pursuant to the 2002 Plan (each, an “Award”) which may consist of Nonqualified Options (as defined in the 2002 Plan). Any Award granted will be evidenced by a letter or other document delivered in writing by the Company to Grantee (each an “Award Letter”), which Award Letter will contain the terms of each Award including, but not limited to, the date of grant of the Award, the number of shares of Class A Common Shares, no par value, of the Company (the “Class A Common Shares”) subject to the Award, the exercise price (the “Exercise Price”), the expiration date of the Award (the “Expiration Date”) and the vesting schedule, if any. An Award shall expire at 5:00 p.m., Indianapolis time, on the applicable Expiration Date. Each Award granted shall be subject to that Award Letter and all of the terms and conditions set forth in the 2002 Plan and this Agreement. By executing this Agreement, Grantee hereby accepts any Award granted to Grantee and agrees that Grantee is bound by the Award Letter, this Agreement and the 2002 Plan.

2. Termination of Directorship.

(a) Termination of Directorship. If Grantee shall cease to be a Nonemployee Director for any reason, the Award shall terminate on the earlier of the Expiration Date or two years after the date on which Grantee ceases to be a Nonemployee Director.

(b) Death Following Termination of Directorship. Notwithstanding anything to the contrary in this Agreement, if Grantee shall die at any time after the date on which the Grantee ceases to be a Nonemployee Director and prior to the date of termination of the applicable Award pursuant to this Agreement, then the remaining vested but unexercised portion of the applicable

Award shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

3. Option Exercise. Upon vesting of an Award, such Award shall be exercisable during Grantee’s lifetime only by Grantee or by Grantee’s guardian or legal representative, and after Grantee’s death only by the person or entity entitled to do so under Grantee’s last will and testament or applicable intestate law. An Award may be exercised in accordance with the notice procedures established from time to time by the Company. The Exercise Price of any Option granted under this Plan and the Grantee’s Withholding Liability (as defined in Section 4), if any, with respect to any Award may be made by any one or more of the following as approved by the Company:

(a) payment in full in cash, at or before the time the Company delivers the Class A Common Shares underlying such Award;

(b) payment in Class A Common Shares owned by the Grantee, at or before the time the Company delivers the Class A Common Shares underlying such Award, provided that any of the Company’s Class A Common Shares assigned and delivered to the Company in payment or partial payment of the Exercise Price shall be accompanied by an assignment separate from certificate and any other document(s) reasonably requested by the Company;

(c) payment in other property deemed acceptable by the Company, at or before the time the Company delivers the Class A Common Shares underlying such Award;

(d) a reduction in the number of Class A Common Shares or other property otherwise issuable pursuant to such Award;

(e) the holder of the Award irrevocably authorizing a broker approved in writing by the Company to sell Class A Common Shares to be acquired through exercise of an Award and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any federal and state withholding resulting from such exercise (a “Cashless Exercise”); provided, however, that, notwithstanding anything in this Agreement to the contrary, (i) the Company shall only deliver such Class A Common Shares at or after the time the Company receives full payment for such Class A Common Shares, (ii) the Exercise Price for such Class A Common Shares will be due and payable to the Company no later than one business day following the date on which the proceeds from the sale of the underlying Class A Common Shares are received by the authorized broker, (iii) in no event will the Company directly or indirectly extend or maintain credit, arrange for the extension of credit or renew any extension of credit, in the form of a personal loan or otherwise, in connection with a Cashless Exercise and (iv) in no event shall the Grantee enter into any agreement or arrangement with a brokerage or similar firm in which the proceeds received in connection with a Cashless Exercise will be received by or advanced to the Grantee before the date the Class A Common Shares underlying such an Award are delivered or released by the Company; or

(f) a combination of any of the above.

Notwithstanding any other provisions of this Agreement to the contrary, no Grantee shall be permitted to pay the purchase price of the Class A Common Shares underlying such an Award or other property issuable pursuant to such Award, or such Grantee’s Withholding Liability with respect to such issuance, in whole or in part by the delivery of a promissory note.

(g) Notwithstanding any provision of this Agreement to the contrary;

(i) payment of the Exercise Price for such Class A Common Shares and the Grantee’s Withholding Liability, if any, with respect to such Class A Common Shares shall be due the date the Class A Common Shares underlying the Award are delivered; and

(ii) in no event shall the Company issue or deliver the Class A Common Shares underlying the Award before the Company receives payment for such Shares pursuant to this Section.

(h) Notwithstanding any provision of this Agreement to the contrary, Awards may only be exercised when both of the following shall have occurred:

(i) the delivery to the Company of a written notice of such exercise; and

(ii) payment in full of the Exercise Price of an Award and any Withholding Liability (if applicable) with respect to such Award.

4. Payment of Withholding Taxes. If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of an Award or the vesting or lapsing of restrictions with respect to an Award (such amount shall be referred to herein as the “Withholding Liability”), Grantee shall pay the Withholding Liability to the Company in accordance with this Agreement.

5. Notices. Any notices given to the Company shall be in writing and addressed to the Company at 3308 North Mitthoeffer Road, Indianapolis, Indiana 46235, Attention: Secretary (or such other addresses as the Company may hereinafter designate in writing), and to Grantee at such most recent address set forth in the Company’s then current records. Any such notice shall be deemed duly given when personally delivered or when sent by prepaid certified or registered mail and deposited in a post office or branch post office regularly maintained by the United States government.

6. Stock Exchange Requirements; Applicable Laws. Grantee agrees to comply with all laws, rules, and regulations applicable to the grant and exercise of each Award and the sale or other disposition of Class A Common Shares received pursuant to each Award, including, without limitation, compliance with the Company’s insider trading policies. The Class A Common Shares Grantee receives under the 2002 Plan will have been registered under the Securities Act of 1933, as amended (the “1933 Act”). If Grantee is an “affiliate” of the Company, as that term is defined in Rule 144, promulgated pursuant to the 1933 Act (“Rule 144”), Grantee may not sell the Class A Common Shares received pursuant to an Award except in compliance with Rule 144. Certificates representing Class A Common Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Class A Common Shares as the Company deems appropriate to comply with federal and state securities laws.

7. Nontransferability. No Award or any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

8. 2002 Plan. ANY AWARD GRANTED IS GRANTED PURSUANT TO THE 2002 PLAN, AS IN EFFECT ON THE DATE OF GRANT, AND IS SUBJECT TO ALL THE

TERMS AND CONDITIONS OF THE 2002 PLAN AS THE SAME MAY BE AMENDED FROM TIME TO TIME AND THE RULES AND REGULATIONS PROMULGATED BY THE COMMITTEE; PROVIDED, HOWEVER, THAT NO SUCH AMENDMENT SHALL DEPRIVE GRANTEE, WITHOUT GRANTEE’S CONSENT, OF GRANTEE’S RIGHTS UNDER THIS AGREEMENT. THE INTERPRETATION AND CONSTRUCTION BY THE COMMITTEE OF THE 2002 PLAN, THIS AGREEMENT, ANY AWARD LETTER, EACH AWARD AND SUCH RULES AND REGULATIONS AS MAY BE ADOPTED BY THE COMMITTEE FOR THE PURPOSE OF ADMINISTERING THE 2002 PLAN SHALL BE FINAL AND BINDING UPON GRANTEE. A COPY OF THE 2002 PLAN AND THE 2002 PLAN PROSPECTUS HAVE BEEN FURNISHED TO GRANTEE. UNTIL ALL AWARDS SHALL EXPIRE, TERMINATE OR BE EXERCISED IN FULL, THE COMPANY SHALL, UPON WRITTEN REQUEST THEREFOR, SEND A COPY OF THE 2002 PLAN AND THE 2002 PLAN PROSPECTUS, IN THEIR THEN-CURRENT FORM, TO GRANTEE OR ANY OTHER PERSON OR ENTITY THEN ENTITLED. IN THE EVENT OF ANY CONFLICT BETWEEN THE PROVISIONS OF THE 2002 PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE TERMS, CONDITIONS AND PROVISIONS OF THE 2002 PLAN SHALL CONTROL, AND THIS AGREEMENT SHALL BE DEEMED TO BE MODIFIED ACCORDINGLY.

9. Governing Law. This Agreement and any Award granted and any Award Letter shall be governed by and construed and enforced in accordance with the laws of the State of Indiana, without regard to conflict of law principles thereof.

10. Entire Agreement; Amendment. This Agreement and the Plan constitute the entire agreement of the parties with respect to the matters covered herein and supersedes all prior written or oral agreements or understandings of the parties with respect to the matters covered herein. The parties agree that any grant of an Award will be pursuant to an Award Letter and each such Award Letter shall constitute part of and supplement this Agreement. This Agreement governs any Award granted to Grantee, whether pursuant to an Award Letter or otherwise, prior to, on or after the date hereof. Grantee acknowledges that Grantee has no right to receive any Awards unless and until such time, if any, that the Committee, in its sole discretion, may approve the grant thereof, and that the Company has not made any representation to Grantee regarding Award grants, or any other option related matters. The grant of any Award must be in writing. The Committee may modify this Agreement without Grantee’s consent, except that Grantee’s consent is needed for any modification that would impair Grantee’s rights under this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Company and Grantee have duly executed this Award Agreement as of the date first above written.

THE FINISH LINE, INC.		GRANTEE:

By:
	Gary D. Cohen,	Signature
Executive Vice President-General Counsel
Printed Name
Date:
Street Address

City, State and Zip Code

Social Security Number